                                                                   EXHIBIT 10.40

THE UNDERSIGNED

1. Europese maatschappij voor fabricage en verkoop van gideilampensonderdelen, Lommel, Belgium, hereinafter referred to as "Emgo"

                                                                of the one side

     and

2. G.T.E. Sylvania, Geneve, Switzerland, acting in its own name and on its own behalf as well as in the name and on behalf of its subsidiaries and sistercompanies including Claude S.A. established in Europe, hereinafter referred to as "Sylvania"

                                                             of the other side


HEREWITH DECLARE TO HAVE AGREED AS FOLLOWS:

                                   ARTICLE 1

                                  DEFINITIONS

a)   Subsidiary

     Any company or other legal entity, present or future, in which Sylvania respectively any shareholder of Emgo owns or controls, directly or indirectly, at any time, more than fifty (50) per cent of the issued share capital or more than fifty (50) per cent of the voting power therein and with respect to which Sylvania respectively such shareholder of Emgo has the power to direct its business activities. However, any such company shall be deemed to be a subsidiary only for as long as such ownership, power or control exists.

b)   Sistercompany of Sylvania S.A. Geneva

     Any company or other legal entity which is under the control of the same entity as that which controls GTE Sylvania S.A. Geneva, which means that such entity owns or controls, directly or indirectly, at any time more than fifty (50) percent of the issued share capital or more than fifty (50) percent of the voting power therein and with respect to which such entity has the power to direct its business activities. However any such company shall be deemed to be a sistercompany of GTE Sylvania as long as such ownership, power or control exists.

c)   Bulbs

     Bulbs for all kinds of lamps and figuring in Emgo's manufacturing and sales program as per annex I as amended from time to time.

d)   Shareholder prices

     The prices as invoiced by Emgo to its shareholderlampmanufacturers and/or their subsidiaries for supplies of bulbs and fixed according to the general rules and procedures as per annex II, and increased by the annually established averaged uplift for packing and freight to destinations of the EEC territory as per the date of the present agreement.


                                   ARTICLE 2

                            PURCHASE/SUPPLY OF BULBS

Sylvania will purchase from Emgo and Emgo will supply to Sylvania in conformity with the terms and conditions as set out in the present agreement, Sylvania's requirements of bulbs for its lampmanufacturing facilities in Europe.

     The "minimum annual quantity" so to be supplied and purchased will be 120 million bulbs.

     If, due to the level of Sylvania's sales, the requirements of bulbs for Sylvania's lamp manufacturing facilities in Europe would not allow the purchase from Emgo of this "minimum annual quantity" Sylvania will purchase from Emgo such quantity of bulbs as to cover its requirements.

     If Sylvania's sales of lamps would not allow the purchase of an annual quantity of at least 100 million bulbs, the surcharge as stipulated in article 8 will be revised in common agreement between the parties.


                                   ARTICLE 3

                               ORDERING PROCEDURE

     Orders for the supply of bulbs specified by type and quantity shall be placed by Sylvania in conformity with the procedure, norms and specifications set out in the Emgo catalogue, chapter 6 "Terms of Delivery," (annex III).


                                   ARTICLE 4

                                    PACKING

     The bulbs will be delivered by Emgo to Sylvania in packing according to the procedures, norms and specifications set out in the Emgo catalogue, points 4 "freight and insurance" and 10 "Packing of Bulbs" (paragraph 10.1 to and including 10.8). See annex III of the present agreement.


                                   ARTICLE 5

                            QUALITY AND PERFORMANCE

     The bulbs supplied by Emgo to Sylvania shall be of a quality and performance equal to the standard quality and performance of bulbs supplied by Emgo to its shareholder lampmanufacturers and their subsidiaries in conformity with the norms and specifications set out in the Emgo catalogue under chapter 8 "Quality" (annex III). Shipments showing evident manufacturing defects will be replaced free of charge, by Emgo after they have been returned by mutual agreement. Emgo will not accept any other responsibility as described above.

                                   ARTICLE 6

                                    DELIVERY

     Emgo shall effect and Sylvania shall take delivery of all bulbs ordered by Sylvania under this agreement at the agreed times, freight paid to destination within EEC territory, insurance and handling costs from the moment of delivery being for the account of Sylvania.


                                   ARTICLE 7

                                 FORCE MAJEURE

a) If Emgo is unable, due to force majeure (including without limitation the direct or indirect results of: acts of God; fire; natural phenomena; governmental regulations; acts, restrictions or omissions to act of any governmental authority, domestic or foreign; strikes; labor disputes; breakdown of or accidents to machinery; shortage of materials in the market; civil commotion; delays in transportation and any other cause beyond their reasonable control), to fulfil all their orders on the scheduled delivery dates thereof (including orders placed by Emgo's shareholder) any such cause shall be sufficient excuse for any failure or delay in delivery. The rules set out in the Emgo catalogue under chapter 7 "Other terms" will be applicable (annex III).

b) If Sylvania is unable, due to force majeure as defined in a) above to take delivery of any or all bulbs ordered on the scheduled delivery dates thereof, any such cause shall be sufficient excuse for any failure or delay to take delivery.


                                   ARTICLE 8

                                  PRICE/AUDIT

     Emgo will supply the bulbs to Sylvania and Sylvania will purchase the bulbs from Emgo at a price that is equivalent to the shareholder price increased with a surcharge of 3 1/2%.

     This price is based upon the purchase by Sylvania of the "minimum annual quantity" of bulbs as mentioned in article 2 hereabove.

     Sylvania is authorized after request and at its own expense to appoint an external auditor acceptable to Emgo in order to control the correct application by Emgo of the above described surcharge.

                                   ARTICLE 9

                                    PAYMENT

     Sylvania shall pay each invoice from Emgo for supply of bulbs within 30 days after date of invoice to the Bankers specified in the Emgo catalogue under point 5 "Terms of Payment" (annex III).


                                   ARTICLE 10

                      TERMINATION OF PREVIOUS ARRANGEMENTS

     All arrangements between Sylvania and Emgo - and in particular the agreements between the G.T.E.I. subsidiary Claude S.A. and Emgo dated
     14.10.1966 and 24.4.1968 - shall be terminated on the day of entering into force of the present agreement.

     In consequence Emgo will repay to Claude S.A. within 30 days from the day of entering into force of the present agreement an amount of B.frs. 15 million, - being the amount of the loan by Claude S.A. to Emgo - according to the agreement of 24.4.1968.

     Nothing in the foregoing shall prejudice the right of Claude S.A. to interest in accordance with previous arrangements and agreements, on the said loan prorated in respect of the total number of days in 1982 and, if applicable in 1983, preceding repayment of the loan.


                                   ARTICLE 11

                         ENTRANCE INTO FORCE, DURATION

     The present agreement enters into force on the day of its signature by the second party to sign this agreement, and is concluded for a fixed of 5 years. After expiration of this period it will be tacitly renewed each time for a new period of two years unless the present agreement is terminated by either party by registered letter per the end of the original or any extended period taking into account a 12 months' prior notice. However, in deviation of the aforegoing paragraph, whenever during the continuance of this agreement, Emgo will have to substantially invest to increase the capacity of its bulbmaking machinery, Emgo will inform Sylvania accordingly by registered letter and Sylvania will thereby be requested by Emgo to extend the present agreement from that moment onwards with a further fixed period of 5 years. If Sylvania would not be prepared to accept such extension of the agreement, Emgo may forthwith terminate the present agreement with 18 months' prior notice in the event that at the relevant time this agreement has a minimum of 18 months to run. In the event that at the relevant time this agreement has less than 18 months to run, Sylvania shall have the right to require that this agreement runs until the expiry of the fixed period specified in the first two sentences of this article.


                                   ARTICLE 12

                                  Arbitration

All disputes arising between the parties in connection with this agreement shall be settled in accordance with Swiss law by an arbitration court of three members. The seat of the arbitration shall be Geneva. Each party shall appoint one arbitrator and said arbitrators shall appoint the third one who shall act as President. If any of the parties fails to appoint his arbitrator within 15 days of the beginning of the proceedings, or if both arbitrators fail to appoint the third one within 15 days of the last appointment, the necessary appointments shall be effected by the Court of First Instance of the Canton of Geneva. The Geneva rules of Civil procedure shall apply to the arbitration proceedings. The award shall be final and binding upon the parties.


GENEVA                                                      LOMMEL

G.T.E. Sylvania                                             E.M.G.O.

/s/                                                         /s/


Date: 6-12-82                                               Date: 6-12-82




                           Lommel, 6th December 1982.

                                                   BALEMDUK
                                                   B-3900 LOMMELL - BELGIE
                                   N.V. EMGO       TELECOM:
                                                   TELE:
                                                   TELEGRAMADRES: EMGO LOMMELL
-------------------------------------------------------------------------------
                             EXPORT SELLING PRICES                     Page 5.1.
-------------------------------------------------------------------------------
                                                        VALID FROM: 06.12.1982
-------------------------------------------------------------------------------
   The following prices are valid for your factory:

       NAME              :  Gte Sylvania - Claude

       PLACE             :  Tiehen, Lyon, Reims

       COUNTRY           :  Belgium, France

   Basis of delivery     :  Free destination.




   (All prices in bfrs per 1,000 bulbs).

-------------------------------------------------------------------------------
   Type     Clear    Frosted    Satinated     HS        F     FT     T     ( )
-------------------------------------------------------------------------------
   A 80     2,359      4,631       4,800        --      --     --    --
   A 80     1,741      2,758       2,852        --      --     --    --
   A 70     1,341      2,346          --        --      --     --    --
   A 69       811      1,206       1,519     2,346      --     --    --
   A 60       708        960       1,325        --      --     --    --
   A 40       551         --         --         --      --     --    --
   B 35       585        945         --         --      --     --    --
   B 35       644      1,003         --         --      --     --    --
   B 30       615      1,790         --         --      --     --    --
   BF 90    2,733         --         --         --      --     --    --
   BF 75    2,345         --         --         --      --     --    --
   BF 70    1,930         --         --         --      --     --    --
   BF 55    1,649         --         --         --      --     --    --
   BF 50      770         --         --         --      --     --    --
   BW 50    2,279      3,967         --         --      --     --    --
   BW 35      906      1,490         --         --      --     --    --
   E 80     1,303      2,271      2,271      2,335      --     --    --
   E 75     1,597      2,246         --         --      --     --    --
   E 60       708      1,090      1,276         --      --     --    --
   E 50       630      1,002      1,182         --      --     --    --
   E 45       654      1,022         --         --      --     --    --
   C 95     3,777         --         --         --      --     --    --

   EXPLANATION:  F : Flushed.                               (1)
                 FT: Flushed, treated.
                 T : Treated.
                 HS: High Satinated.

N.V. EMGO
--------------------------------------------------------------------------------
     EXPORT SELLING PRICES.                                            Page 5.2.
--------------------------------------------------------------------------------
                                                         Valid from:  06.12.1982

The following prices are valid for your factory:

     NAME        :  Cte Sylvania - Claude

     PLACE       :  Tienen, Lyon, Reime

     COUNTRY     :  Belgium, France

Basis of delivery:  Free destination.


(All prices:  in bfrs per 1,000 bulbs).

--------------------------------------------------------------------------------------------------------------------
Type         Clear        Frosted       Satinated        HS            F            FT             T             ( )
--------------------------------------------------------------------------------------------------------------------
G  40          635         1,264            --            --            --            --            --            --

G  45          794            --            --            --            --            --            --            --

P  45          607           906            --            --           716            --            --            --

P  25          581            --            --            --            --            --            --            --

P  25          581            --            --            --            --            --            --            --

P  25          586            --            --            --            --            --            --            --

PC 45        1,014            --            --            --            --            --            --            --

PC 35          551            --            --            --            --            --            --            --

R  95        1,984            --         4,266         4,472            --            --            --            --

R  85        2,841            --            --         5,258            --            --            --            --

R  53          846            --         2,879         2,879            --            --            --            --

R  50          846            --         2,879         2,879            --            --            --            --

S  34          966            --            --            --            --            --            --            --

S  20          583         1,746            --            --            --            --            --            --

S  28          620            --            --            --            --            --            --            --

S  25          581         1,741            --            --            --            --            --            --

S  22          575            --            --            --            --            --            --            --

T  29          655         1,692            --            --            --            --            --            --

T  25          620         1,664            --            --            --            --            --            --

T  22          620         1,649            --            --            --            --            --            --

T  17          560            --            --            --            --            --            --            --
--------------------------------------------------------------------------------------------------------------------

EXPLANATION  F : Flushed.                                 (1):
             FT: Flushed, Treated.
             T : Treated.
             HS: High Satinated.
-------------------------------------------------------------------------------